1 of 2

                                                                    Exhibit 11
                       GENERAL ELECTRIC COMPANY
                  COMPUTATION OF PER SHARE EARNINGS

(Shares in thousands; dollar amounts, except earnings per share, in millions)

                                                                         Fully
                                                Earnings    Primary    diluted
Nine months ended September 30, 1995          per common   earnings   earnings
------------------------------------               share  per share  per share
                                               ---------- ---------- ---------
Net earnings applicable to common stock           $4,708     $4,708     $4,708
Dividend equivalents (net of tax) applicable
  to deferred incentive compensation shares            -          7          7
                                                --------   --------   --------
   Earnings for per-share calculations            $4,708     $4,715     $4,175
                                                --------   --------   --------
Average number of shares outstanding           1,688,137  1,688,137  1,688,137
Average number of deferred incentive
   compensation shares                                 -      8,272      8,272
Average stock option shares                            -     12,480     16,458
Average number of restricted stock units               -      1,258      1,414
                                              ---------- ---------- ----------
   Shares for earnings calculation             1,688,137  1,710,147  1,714,281
                                              ---------- ---------- ----------
Earnings per share                                 $2.79      $2.76      $2.75
------------------                              ========   ========   ========

Nine months ended September 30, 1994
------------------------------------

Net earnings applicable to common stock           $3,958     $3,958     $3,958
Dividend equivalents (net of tax) applicable
  to deferred incentive compensation shares            -          5          5
                                                --------   --------   --------
   Earnings for per-share calculations            $3,958     $3,963     $3,963
                                                --------   --------   --------
Average number of shares outstanding           1,709,431  1,709,431  1,709,431
Average number of deferred incentive
   compensation shares                                 -      8,547      8,547
Average stock option shares                            -     10,366     10,366
Average number of restricted stock units               -      1,118      1,118
                                              ---------- ---------- ----------
   Shares for earnings calculation             1,709,431  1,729,462  1,729,462
                                              ---------- ---------- ----------
Earnings per share                                 $2.32      $2.29      $2.29
------------------                              ========   ========   ========

2 of 2

                                                                    Exhibit 11
                       GENERAL ELECTRIC COMPANY
                  COMPUTATION OF PER SHARE EARNINGS

(Shares in thousands; dollar amounts, except earnings per share, in millions)

                                                                         Fully
                                                Earnings    Primary    diluted
Third quarter ended September 30, 1995        per common   earnings   earnings
--------------------------------------             share  per share  per share
                                               ---------- ---------- ---------
Net earnings applicable to common stock           $1,610     $1,610     $1,610
Dividend equivalents (net of tax) applicable
  to deferred incentive compensation shares            -          4          4
                                                --------   --------   --------
   Earnings for per-share calculations            $1,610     $1,614     $1,614
                                                --------   --------   --------
Average number of shares outstanding           1,676,351  1,676,351  1,676,351
Average number of deferred incentive
   compensation shares                                 -      7,855      7,855
Average stock option shares                            -     14,801     17,006
Average number of restricted stock units               -      1,210      1,358
                                              ---------- ---------- ----------
   Shares for earnings calculation             1,676,351  1,700,217  1,702,570
                                              ---------- ---------- ----------
Earnings per share                                 $0.96      $0.95      $0.95
------------------                              ========   ========   ========

Third quarter ended September 30, 1994
--------------------------------------

Net earnings applicable to common stock           $1,368     $1,368     $1,368
Dividend equivalents (net of tax) applicable
  to deferred incentive compensation shares            -          3          3
                                                --------   --------   --------
   Earnings for per-share calculations            $1,368     $1,371     $1,371
                                                --------   --------   --------
Average number of shares outstanding           1,711,014  1,711,014  1,711,014
Average number of deferred incentive
   compensation shares                                 -      8,473      8,473
Average stock option shares                            -     10,508     10,508
Average number of restricted stock units               -      1,117      1,117
                                              ---------- ---------- ----------
   Shares for earnings calculation             1,711,014  1,731,112  1,731,112
                                              ---------- ---------- ----------
Earnings per share                                 $0.80      $0.79      $0.79
------------------                              ========   ========   ========
